UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________________

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant [X] Filed by a Party other than the Registrant [  ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

SA FUNDS - INVESTMENT TRUST

(Exact Name of Registrant as Specified in Charter)
_________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ACTION IS NEEDED ON YOUR INVESTMENTS
PLEASE VOTE NOW

Recently, we sent you proxy materials regarding the Special Meeting of Shareholders of the SA Funds scheduled for January 29, 2019. Our records indicate that we have not yet received your voting instructions.

Please vote as soon as possible in order to allow the Funds to obtain the necessary number of votes required to hold the meeting as scheduled.

Voting is easy and only takes a few minutes.

There are 3 convenient ways to vote:

VOTE ONLINE Visit www.proxyvote.com and enter the control number that appears on your proxy card. Follow the on-screen prompts to vote.	VOTE BY MAIL Return your completed proxy card in the postage-paid envelope provided so it is received before January 29, 2019.

VOTE BY PHONE

Call 1-844-670-2133 Monday through Friday, 9:00am to 10:00pm, Eastern Time to speak with a proxy analyst.

OR

If you have your proxy materials, call 1-800-690-6903 and follow the touch-tone prompts to vote.

To speak with a live agent and vote please call:

1-844-670-2133

Your vote is important no matter the size of your investment.

Please vote promptly.